Houlihan Lokey Reports Fiscal 2016 Second Quarter Financial Results

– Record Second Quarter Revenue of $158 Million, up 1.3% Year-Over-Year –
– Adjusted EPS of $0.28 per Diluted Share –
– Announces $0.15 per Share Third Quarter Dividend –

LOS ANGELES and NEW YORK – November 3, 2015 – Houlihan Lokey, Inc. (NYSE: HLI) (“Houlihan Lokey” or the “Company”) today reported record financial results for its second quarter ended September 30, 2015. Total revenue for the quarter was $158.4 million, as compared with $15    6.3 million for the second quarter of last year. Adjusted net income was $17.4 million, or $0.28 per diluted share, for the second quarter, as compared with $17.0 million, or $0.28 per diluted share, in the prior year period.
For the six months ended September 30, 2015, total revenue was $304.6 million, as compared with $297.8 million for the same period last year. Adjusted net income was $34.1 million, or $0.55 per diluted share, for the six months ended September 30, 2015, as compared with $32.0 million, or $0.53 per diluted share, in the prior year period.
On a GAAP basis, net income was $9.3 million, or $0.15 per diluted share, for the quarter ended September 30, 2015, compared with $16.6 million, or $0.27 per diluted share, in the prior year period. Net income was $24.3 million, or $0.39 per diluted share, for the six months ended September 30, 2015, compared with $31.0 million, or $0.52 per diluted share, in the prior year period.
“Due to the combination of a strong M&A market, the continued development of our staff, and solid performance from recent acquisitions, we increased net income for the quarter and year-to-date, adjusted for the IPO and other transactions, and continue to see positive trends as we enter the second half of the fiscal year,” stated Scott Beiser, Chief Executive Officer of Houlihan Lokey. “During the quarter, the completion of our IPO marked an important milestone for the Company. As a market leader in our industry, we are confident that we are well positioned to continue to deliver the best advice and solutions to our clients and build on our growth in the coming years to create additional value for our stockholders.”

GAAP and Adjusted Selected Financial Data (Unaudited)

	U.S. GAAP		Adjusted
	Three Months Ended September 30,
	2015	2014	2015	2014
Fee revenue	$158,380	$156,294	$158,380	$156,294
Operating expenses:
Employee compensation and benefits	111,256	109,412	107,044	109,412
Non-compensation expenses	29,687	19,495	21,539	19,021
Total operating expenses	140,943	128,907	128,583	128,433
Operating income	17,437	27,387	29,797	27,861
Interest income and expense, net	148	944	148	796
Income (loss) from investments in unconsolidated entities	(481)	148	(481)	148
Income before provision for income taxes	17,104	28,479	29,464	28,805
Provision for income taxes	7,849	11,867	12,080	11,810
Net income	9,255	16,612	17,384	16,995
Net income attributable to noncontrolling interest	—	(21)	—	—
Net income attributable to Houlihan Lokey, Inc.	$9,255	$16,591	$17,384	$16,995

Diluted Net income per share of common stock	$0.15	$0.27	$0.28	$0.28

	U.S. GAAP		Adjusted
	Six Months Ended September 30,
	2015	2014	2015	2014
Fee revenue	$304,646	$297,796	$304,646	$297,796
Operating expenses:
Employee compensation and benefits	204,945	207,823	204,131	207,067
Non-compensation expenses	58,484	38,537	43,454	38,031
Total operating expenses	263,429	246,360	247,585	245,098
Operating income	41,217	51,436	57,061	52,698
Interest income and expense, net	1,066	1,530	887	1,391
Income (loss) from investments in unconsolidated entities	(78)	139	(78)	139
Income before provision for income taxes	42,205	53,105	57,870	54,228
Provision for income taxes	17,879	22,136	23,727	22,233
Net income	24,326	30,969	34,143	31,995
Net income attributable to noncontrolling interest	(26)	(20)	—	—
Net income attributable to Houlihan Lokey, Inc.	$24,300	$30,949	$34,143	$31,995

Diluted Net income per share of common stock	$0.39	$0.52	$0.55	$0.53
Note: The adjusted columns represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Revenues

For the second quarter ended September 30, 2015, total fee revenue was $158.4 million, 1.3% higher than in the second quarter of fiscal 2015. For the three months ended September 30, 2015, Corporate Finance (“CF”) revenues decreased (2.8)%, Financial Restructuring (“FR”) revenues decreased (2.9)%, and Financial Advisory Services (“FAS”) revenues increased 27.5% when compared with the corresponding segment revenues for the three months ended September 30, 2014.
For the six months ended September 30, 2015, total fee revenue was $304.6 million, 2.3% higher than the total fee revenue in the first six months of fiscal 2015. For the six months ended September 30, 2015, CF revenues decreased (1.2)%, FR revenues increased 0.1%, and FAS revenues increased 18.3% when compared with the six months ended September 30, 2014.
Expenses

The following tables set forth information relating to the Company’s operating expenses.

	U.S. GAAP		Adjusted
	Three Months Ended September 30,
	2015	2014	2015	2014
Expenses:
Employee compensation and benefits	$111,256	$109,412	$107,044	$109,412
% of Revenues	70.2%	70.0%	67.6%	70.0%
Non-compensation expenses	$29,687	$19,495	$21,539	$19,021
% of Revenues	18.7%	12.5%	13.6%	12.2%
Total operating expenses	$140,943	$128,907	$128,583	$128,433
% of Revenues	89.0%	82.5%	81.2%	82.2%

Adjusted awarded employee compensation and benefits			$109,999	$109,653
% of Revenues			69.5%	70.2%

	U.S. GAAP		Adjusted
	Six Months Ended September 30,
	2015	2014	2015	2014
Expenses:
Employee compensation and benefits	$204,945	$207,823	$204,131	$207,067
% of Revenues	67.3%	69.8%	67.0%	69.5%
Non-compensation expenses	$58,484	$38,537	$43,454	$38,031
% of Revenues	19.2%	12.9%	14.3%	12.8%
Total operating expenses	$263,429	$246,360	$247,585	$245,098
% of Revenues	86.5%	82.7%	81.3%	82.3%

Adjusted awarded employee compensation and benefits			$209,756	$207,743
% of Revenues			68.9%	69.8%

Total adjusted operating expenses were $128.6 million for the second quarter of fiscal 2016, essentially flat when compared with $128.4 million in adjusted operating expenses for the second quarter of fiscal 2015. Adjusted employee compensation and benefits expenses were $107.0 million for the second quarter of fiscal 2016, compared with $109.4 million for the same three-month period a year ago. The adjusted compensation expense was lower as a result of slightly higher non-compensation expenses that reduced the compensation expense available to our employees under our fixed pre-tax margin ratio. This resulted in an adjusted compensation ratio of 67.6% for the second quarter of fiscal 2016 versus 70.0% for the second quarter last year, and an adjusted awarded compensation ratio of 69.5% for the fiscal 2016 second quarter versus 70.2% for the second quarter last year.
Adjusted non-compensation expenses were $21.5 million in the second quarter of fiscal 2016, an increase of $2.5 million from $19.0 million in the prior year period. The increase was mostly due to increased client activity, continued business expansion, and higher employee headcount.
Total adjusted operating expenses were $247.6 million for the six months ended September 30, 2015, compared with $245.1 million for the same six-month period of fiscal 2015. Adjusted employee compensation and benefits expenses declined (1.4)% to $204.1 million for the first six months of fiscal 2016, as compared with $207.1 million for the same six-month period a year ago. The adjusted compensation expense was lower as a result of slightly higher non-compensation expenses that reduced the compensation available to our employees under our fixed pre-tax margin ratio. This resulted in an adjusted compensation ratio of 67.0% for the six months ended September 30, 2015 versus 69.5% for the same six-month period a year ago, and an adjusted awarded compensation ratio of 68.9% for the six months ended September 30, 2015 versus 69.8% for the same six-month period a year ago.
Adjusted non-compensation expenses were $43.5 million in the current year six-month period compared with $38.0 million in the prior year period. The increase was mostly due to increased client activity, continued business expansion, and higher employee headcount.
Segment Reporting

For the second quarter ended September 30, 2015, Corporate Finance revenue was $89.9 million compared with $92.5 million during the same period last year. The decline was a result of comparing against an exceptionally strong quarter last year. CF increased its Managing Director (“MD”) headcount by 27 from a year ago, primarily as a result of the MESA acquisition, McQueen acquisition, internal promotions, and opportunistic hiring across its product and industry groups. CF closed 30 transactions in the quarter versus 40 transactions last year.

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
Corporate Finance
Revenues	$89,931	$92,549	$168,328	$170,301
Segment Profit	20,758	21,400	44,184	42,497
# of MDs	88	61	88	61
# of Closed Transactions	30	40	70	73
For the second quarter ended September 30, 2015, Financial Restructuring revenue was $40.9 million compared with $42.2 million during the prior year period. Core markets in the U.S. and Western Europe remained soft through the second quarter. FR’s MD headcount increased by one from a year ago, and FR closed 10 transactions in the quarter versus 14 transactions last year, with a slightly higher average transaction fee for each closed transaction.

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
Financial Restructuring
Revenues	$40,930	$42,158	$79,923	$79,829
Segment Profit	10,872	10,840	20,491	18,416
# of MDs	40	39	40	39
# of Closed Transactions	10	14	21	24
For the second quarter ended September 30, 2015, Financial Advisory Services revenue was $27.5 million, compared with $21.6 million in the prior year period. The increase in revenues was largely a result of (i) strong transaction-related opinion and board advisory work driven by a continued robust M&A environment, (ii) increased business in our portfolio valuation group, and (iii) three months of revenues from our Bridge acquisition, which closed in January 2015 and was not part of the second quarter last year. FAS’s MD headcount increased by 10 from a year ago as a result of the additional MDs who came with the Bridge acquisition, internal promotions, and opportunistic hires to increase depth across its product lines. FAS generated 467 fee events in the quarter versus 367 fee events last year.

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
Financial Advisory Services
Revenues	$27,519	$21,587	$56,395	$47,666
Segment Profit	6,372	5,079	13,098	11,332
# of MDs	33	23	33	23
# of Fee Events¹	467	367	865	759

1.	Based on Fee Events with revenue minimum of $1,000.

Initial Public Offering

On August 18, 2015, the Company successfully closed its initial public offering (“IPO”) of common stock at a price to the public of $21.00 per share. The Company issued 12,075,000 shares of Class A common stock, which included 1,575,000 shares sold to underwriters pursuant to an over-allotment option. All of the shares offered were sold by selling stockholders, and the Company received no proceeds from the sale.

Balance Sheet and Capital Allocation

As of September 30, 2015, the Company had $154 million of cash and equivalents (including our receivable from affiliates) and loans payable of $62 million, resulting in net cash (net of loans payable) of $92 million.
On August 18, 2015, the Company paid a $270 million dividend to shareholders (pre-IPO). The payment was funded with cash on hand, a note payable to shareholders, and certain non-operating assets from the balance sheet.
On September 17, 2015, the Company completed the acquisition of McQueen Limited, a leading London-based independent advisory firm providing corporate finance and strategic advisory services to clients in the consumer food and retail sector.

The Board of Directors of the Company declared a regular quarterly cash dividend of $0.15 per share of Class A and Class B common stock. The dividend will be payable on December 15, 2015 to stockholders of record as of the close of business on December 4, 2015.

Investor Conference Call and Webcast

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Standard Time on Tuesday, November 3, 2015, to discuss the fiscal 2016 second quarter results. The number to call is 1-877-795-3647 (domestic) or 1-719-325-4747 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available through November 10, 2015, by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the passcode 155639#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
Non-GAAP Financial Measures

Adjusted net income, total and on a per-share basis, is presented in this earnings press release and is a non-GAAP measure that management believes, when presented together with comparable GAAP measures, is useful to investors in understanding the Company’s operating results. This release also presents the adjustments to the line items of the income statement that are used to calculate adjusted net income. Adjusted net income removes the significant accounting impact of one-time charges associated with the Company’s IPO and other matters, as set forth in the tables at the end of this release.

Adjusted net income as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Additionally, adjusted net income is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of adjusted net income and a reconciliation with net income, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey

Houlihan Lokey (NYSE: HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, valuation, and strategic consulting. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of our commitment to client success across our advisory services. Houlihan Lokey is ranked as the No. 1 M&A advisor for U.S. transactions under $5 billion, the No. 1 global restructuring advisor, and the No. 1 M&A fairness opinion advisor for U.S. transactions over the past 10 years, according to Thomson Reuters. For more information, please visit www.HL.com.
Contact Information:

Investor Relations: 212-331-8225 IR@HL.com	OR	Public Relations: 212-331-8223 PR@HL.com

Appendix

Consolidated Balance Sheet (Unaudited)
Consolidated Statement of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

Houlihan Lokey, Inc.
Consolidated Balance Sheet
(Unaudited and in thousands)

	September 30, 2015	March 31, 2015
Assets
Cash and cash equivalents	$97,777	$88,662
Accounts receivable, net of allowance for doubtful accounts of $4,998 and $4,625 at September 30 and March 31, 2015, respectively	55,115	57,488
Unbilled work in process	45,082	42,547
Investments in unconsolidated entities	2,265	14,395
Receivable from affiliates	55,936	327,921
Property and equipment—at cost, net of accumulated depreciation of $30,215 and $28,355 at September 30 and March 31, 2015, respectively	16,851	16,489
Goodwill and other intangibles	688,935	652,806
Other assets	19,042	29,540
Total assets	$981,003	$1,229,848

Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	$185,445	$301,285
Accounts payable and accrued expenses	40,152	37,190
Deferred income	3,049	3,064
Income taxes payable	26,227	9,760
Deferred income taxes	39,738	41,453
Loan payable to affiliate	45,000	—
Loans payable to former shareholders	17,004	—
Other liabilities	9,655	11,208
Total liabilities	366,270	403,960

Redeemable noncontrolling interest	1,573	1,382
Commitments and contingencies

Stockholders' equity:
Common stock, $0.10 par value. Authorized 2,500,000 shares; issued and outstanding 587,866 shares	—	59
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 12,084,524 shares	12	—
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 53,321,893 shares	53	—
Additional paid-in capital	619,493	670,182
Retained earnings	6,470	170,929
Accumulated other comprehensive loss	(12,625)	(11,338)
Stock subscription receivable	(243)	(7,135)
Total equity attributable to Houlihan Lokey, Inc.	613,160	822,697

Noncontrolling interest	—	1,809
Total stockholders' equity	613,160	824,506
Total liabilities and stockholders' equity	$981,003	$1,229,848

Houlihan Lokey, Inc.
Consolidated Statement of Income
(Unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
Fee revenue	$158,380	$156,294	$304,646	$297,796

Operating expenses:
Employee compensation and benefits	111,256	109,412	204,945	207,823
Travel, meals, and entertainment	5,329	3,735	10,198	8,386
Rent	6,197	6,133	12,352	12,395
Depreciation and amortization	1,713	1,406	3,145	2,796
Information technology and communications	3,375	3,313	6,874	6,216
Professional fees	8,369	1,165	15,959	1,757
Other operating expenses	5,389	2,274	8,235	4,846
Bad debt expense (recovery)	(685)	1,469	1,721	2,141
Total operating expenses	140,943	128,907	263,429	246,360

Operating income	17,437	27,387	41,217	51,436

Interest income and expense, net	148	944	1,066	1,530
Income (loss) from investments in unconsolidated entities	(481)	148	(78)	139
Income before provision for income taxes	17,104	28,479	42,205	53,105

Provision for income taxes	7,849	11,867	17,879	22,136
Net income	9,255	16,612	24,326	30,969

Net income attributable to noncontrolling interest	—	(21)	(26)	(20)
Net income attributable to Houlihan Lokey, Inc	$9,255	$16,591	$24,300	$30,949

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(1,694)	(1,449)	(1,287)	(1,306)
Comprehensive income	$7,561	$15,142	$23,013	$29,643

Attributable to Houlihan Lokey, Inc. common stockholders:
Weighted average shares of common stock outstanding:
Basic	58,994,549	57,307,480	58,710,493	56,922,257
Fully Diluted	62,696,730	60,350,814	61,586,950	59,959,583
Net income per share of common stock
Basic	$0.16	$0.29	$0.41	$0.54
Fully Diluted	$0.15	$0.27	$0.39	$0.52

Houlihan Lokey, Inc.
Reconciliation of GAAP to Adjusted Financial Information
(Unaudited and in thousands, except share and per share data)

	Three months ended September 30, 2015
	GAAP	Adjustments		Adjusted
Fee revenue	$158,380	—		$158,380
Operating expenses:
Employee compensation and benefits	111,256	(4,212)	(a)	107,044
Non-compensation expenses	29,687	(8,148)	(b)	21,539
Total operating expenses	140,943	(12,360)		128,583
Operating income	17,437	12,360		29,797
Interest income and expense, net	148	—		148
Income (loss) from investments in unconsolidated entities	(481)	—		(481)
Income before provision for income taxes	17,104	12,360		29,464
Provision for income taxes	7,849	4,231		12,080
Net income	9,255	8,129		17,384
Net income (loss) attributable to noncontrolling interest	—	—		—
Net income attributable to Houlihan Lokey, Inc.	9,255	8,129		17,384

Attributable to Houlihan Lokey, Inc. common stockholders:
Weighted average shares of common stock outstanding:
Basic	58,994,549			58,994,549
Fully Diluted	62,696,730			62,696,730
Net income per share of common stock
Basic	$0.16			$0.29
Fully Diluted	$0.15			$0.28

	Three months ended September 30, 2014
	GAAP	Adjustments		Adjusted
Fee revenue	$156,294	—		$156,294
Operating expenses:
Employee compensation and benefits	109,412	—		109,412
Non-compensation expenses	19,495	(474)	(b)	19,021
Total operating expenses	128,907	(474)		128,433
Operating income	27,387	474		27,861
Interest income and expense, net	944	(148)	(c)	796
Income (loss) from investments in unconsolidated entities	148	—		148
Income before provision for income taxes	28,479	326		28,805
Provision for income taxes	11,867	(57)		11,810
Net income	16,612	383		16,995
Net income (loss) attributable to noncontrolling interest	(21)	21	(d)	—
Net income attributable to Houlihan Lokey, Inc.	16,591	404		16,995

Attributable to Houlihan Lokey, Inc. common stockholders:
Weighted average shares of common stock outstanding:
Basic	57,307,480			57,307,480
Fully Diluted	60,350,814			60,350,814
Net income per share of common stock
Basic	$0.29			$0.30
Fully Diluted	$0.27			$0.28
____________________________

(a)	Includes Pre-IPO Stock Grant Vesting ($2,444 in 2015) and Adjustments Relating to Previous Ownership Agreements ($1,768 in 2015).

(b)	Includes IPO-Related Costs ($6,768 in 2015), Acquisition-Related Costs ($1,110 in 2015 and $453 in 2014), and Adjustments Relating to Previous Ownership Agreements ($270 in 2015 and $21 in 2014).

(c)	Includes Adjustments Relating to Previous Ownership Agreements ($148 in 2014).

(d)	Includes Adjustments Relating to Previous Ownership Agreements ($(21) in 2014).

	Six Months Ended September 30, 2015
	GAAP	Adjustments		Adjusted
Fee revenue	$304,646	—		$304,646
Operating expenses:
Employee compensation and benefits	204,945	(814)	(a)	204,131
Non-compensation expenses	58,484	(15,030)	(b)	43,454
Total operating expenses	263,429	(15,844)		247,585
Operating income	41,217	15,844		57,061
Interest income and expense, net	1,066	(179)	(c)	887
Income (loss) from investments in unconsolidated entities	(78)	—		(78)
Income before provision for income taxes	42,205	15,665		57,870
Provision for income taxes	17,879	5,848		23,727
Net income	24,326	9,817		34,143
Net income (loss) attributable to noncontrolling interest	(26)	26	(d)	—
Net income attributable to Houlihan Lokey, Inc.	24,300	9,843		34,143

Attributable to Houlihan Lokey, Inc. common stockholders:
Weighted average shares of common stock outstanding:
Basic	58,710,493			58,710,493
Fully Diluted	61,586,950			61,586,950
Net income per share of common stock
Basic	$0.41			$0.58
Fully Diluted	$0.39			$0.55

	Six Months Ended September 30, 2014
	GAAP	Adjustments		Adjusted
Fee revenue	$297,796	—		$297,796
Operating expenses:
Employee compensation and benefits	207,823	(756)	(a)	207,067
Non-compensation expenses	38,537	(506)	(b)	38,031
Total operating expenses	246,360	(1,262)		245,098
Operating income	51,436	1,262		52,698
Interest income and expense, net	1,530	(139)	(c)	1,391
Income (loss) from investments in unconsolidated entities	139	—		139
Income before provision for income taxes	53,105	1,123		54,228
Provision for income taxes	22,136	97		22,233
Net income	30,969	1,026		31,995
Net income (loss) attributable to noncontrolling interest	(20)	20	(d)	—
Net income attributable to Houlihan Lokey, Inc.	30,949	1,046		31,995

Attributable to Houlihan Lokey, Inc. common stockholders:
Weighted average shares of common stock outstanding:
Basic	56,922,257			56,922,257
Fully Diluted	59,959,583			59,959,583
Net income per share of common stock
Basic	$0.54			$0.56
Fully Diluted	$0.52			$0.53
____________________________

(a)	Includes Pre-IPO Stock Grant Vesting ($2,444 in 2015) and Adjustments Relating to Previous Ownership Agreements ($(1,630) in 2015 and $756 in 2014).

(b)	Includes IPO-Related Costs ($12,783 in 2015), Acquisition-Related Costs ($1,241 in 2015 and $453 in 2014), and Adjustments Relating to Previous Ownership Agreements ($1,006 in 2015 and $53 in 2014).

(c)	Includes Adjustments Relating to Previous Ownership Agreements ($179 in 2015 and $139 in 2014).

(d)	Includes Adjustments Relating to Previous Ownership Agreements ($(26) in 2015 and $(20) in 2014).